EQUITABLE REAL ESTATE HYPERION HIGH
         YIELD COMMERCIAL MORTGAGE FUND, INC. (the "Registrant")
            Form N-SAR for the period ending January 31, 1998
                      File Number 811-07359




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of March, 1998.





EQUITABLE REAL ESTATE
HYPERION HIGH YIELD
COMMERCIAL MORTGAGE FUND, INC.







By:      /s/Clifford E. Lai
         Clifford E. Lai
         President




Witness:     /s/Tom Doodian
             Tom Doodian
             Assistant Secretary